UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

January 19, 2005

Ask Jeeves, Inc.

(Exact Name of Registrant As Specified in its Charter)

Delaware	000-26521	94-3334199

(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

555 12th Street, Suite 500
Oakland, California 94607

(Address of Principal Executive Offices) (Zip Code)

(510) 985-7400

(Registrant’s telephone number, including area code)

5858 Horton Street, Suite 350
Emeryville, California 94608

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act;

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act;

☐	Pre-announcement communications pursuant to Rule 14d-2(b) under the Exchange Act;

☐	Pre-announcement communications pursuant to Rule 13e-4(c) under the Exchange Act;

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Revised Executive Severance Benefits Program

     On October 28, 2004, the Compensation Committee of the Board of Directors of Ask Jeeves, Inc. (“Ask Jeeves” or“us”) approved a revised severance benefits program for our executive officers. On January 19, 2005, in accordance with the revised severance benefits program, we entered into new severance benefits letter agreements with our key executives.

     The new agreements generally provide that if we terminate the executive’s employment without cause (or if the executive resigns for good reason), we would be required to pay the executive an additional six months salary (or twelve months in the case of our CEO, Steve Berkowitz) and 50% of the executive’s target bonus for the year in which the termination occurs (or 100% in the case of Steve Berkowitz). In addition, the vesting schedule in effect for all of the executive’s options then outstanding would accelerate by an additional six months so that each option would become exercisable for the additional number of shares for which it would have otherwise been exercisable under the normal vesting schedule had the executive actually rendered an additional six months of service with our company prior to the date of the termination.

     Similarly, the new agreements generally provide that for 18 months following any change in control of our company, if we or our successor terminate the executive’s employment without cause (or if the executive resigns for good reason), we or our successor would be required to pay the executive an additional twelve months salary and 100% of the executive’s target bonus for the year in which the termination occurs. In addition, all of the executive’s options then outstanding would immediately vest and become exercisable.

     A new agreement with Adrian Cox that will provide only for the option acceleration upon termination or change in control, as described above, is expected to be signed in a few days. Mr. Cox is our Executive Vice President for European Operations and CEO of our U.K. subsidiary, Ask Jeeves Internet Ltd. His other rights to severance pay are described in his offer letter dated October 27, 2003 (which appears as an exhibit to our Form 10-Q, filed May 3, 2004).

     The agreements further provide that if any payment we make to the executive would be subject to the “excess parachute payment” excise tax imposed under Section 4999 of the Internal Revenue Code, the total amount of payments to the executive will be reduced to just below the level at which the tax is triggered.

     In order to receive any severance benefits under the new agreements, the executive must execute a complete and unconditional release agreeing not to sue us for any other claims.

     The new agreements prohibit each executive from soliciting any of our employees, distributors, licensors or licensees for two years following an involuntary termination. Finally, the agreements with most executives outside California prohibit the executive from competing with us for two years after any termination of the executive’s employment.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

     Each of the above severance benefit letter agreements with our executives superseded the existing severance benefit letter agreement, if any, in place between us and the executive, except that only certain sections of Mr. Cox’s October 27, 2003 offer letter will be superseded by his new agreement. A description of these prior agreements’ terms is contained on pages 28-35 of our Proxy Statement dated April 16, 2004 (Exhibit 10.6 to this Report), which description is incorporated herein by reference.

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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

     The severance benefits letter agreements with our current executives who appeared in the summary compensation table in our 2004 annual meeting proxy statement (all of whom are expected to appear in such table in our 2005 annual meeting proxy statement) are filed as exhibits to this Report, as listed on the Exhibit Index (following this Report’s signature page).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ASK JEEVES, INC.
(Registrant)

Date: January 24, 2005	By:	/s/ Brett M. Robertson

Brett M. Robertson
EVP, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Severance Benefits Letter Agreement, dated January 19, 2005, by and between Ask Jeeves, Inc. and A. George (Skip) Battle

10.2	Severance Benefits Letter Agreement, dated January 19, 2005, by and between Ask Jeeves, Inc. and Steve Berkowitz

10.3	Severance Benefits Letter Agreement, dated January 19, 2005, by and between Ask Jeeves, Inc. and Steve Sordello

10.4	Severance Benefits Letter Agreement, dated January 19, 2005, by and between Ask Jeeves, Inc. and Brett Robertson

10.5	Proxy Statement of Ask Jeeves, Inc. dated April 16, 2004 (incorporated by reference to the definitive Schedule 14A filed by Ask Jeeves with the Securities and Exchange Commission on April 16, 2004)

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